UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 14, 2018

ESCO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   314-213-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02                          Results of Operations and Financial Condition
Today, November 15, 2018, the Registrant ("Company") is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its financial and operating results for the fourth quarter and fiscal year ended September 30, 2018. See Item 7.01, Regulation FD Disclosure, below.
Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 14, 2018, the Human Resources and Compensation Committee (the "Committee") of the Company's Board of Directors approved the following fiscal 2019 base salaries and target cash incentive compensation opportunities for its executive officers. The Committee determined that for each of the executive officers a 4.0% increase in total cash compensation was warranted, and (as it had done for 2018) provided the executive officers with the discretion to allocate the increase prospectively between their base salaries and their cash incentive targets. Mr. Richey elected to allocate all of his increase to his cash incentive target, and Mr. Muenster and Ms. Barclay elected to allocate their increases between their base salaries and their cash incentive targets, as follows:
Officer	Fiscal 2019 Base Salary	% Increase from Fiscal 2018	Fiscal 2019 Target Cash Incentive Compensation	% Increase from Fiscal 2018
Victor L. Richey	$824,500	None	$852,500	8.2%
Gary E. Muenster	$576,000	4.7%	$460,600	3.1%
Alyson S. Barclay	$350,600	3.9%	$217,800	4.2%
For fiscal 2019 the Committee determined to allocate 100% of the executive officers' cash incentive compensation opportunity to the Company's Performance Compensation Plan ("PCP"). The Committee also approved the fiscal 2019 performance criteria for determining the percentage of such target incentive compensation opportunity that will actually be earned by the executive officers, depending on actual fiscal 2019 results compared to the criteria. The Committee established two performance criteria for fiscal 2019:
•	Earnings per share adjusted for certain defined non-recurring gains and charges ("Adjusted EPS"), weighted at 70% of the total target opportunity; and
•
Cash generated from operations at the subsidiary level, including corporate cash activity related to debt and interest payments, tax payments, pension contributions and corporate general administrative expenses, and excluding corporate cash activity related to acquisitions, dividends and share repurchases ("Cash Flow"), weighted at 30% of the total target opportunity.

The actual cash incentive compensation payable under the PCP for fiscal 2019 will range from 0.2 to 2.0 times the target opportunity for both Adjusted EPS and Cash Flow, depending on actual 2019 performance, based on a separate matrix for each of the measures.
Item 7.01                          Regulation FD Disclosure
Today, November 15, 2018, the Registrant is issuing a press release (Exhibit 99.1) announcing its financial and operating results for the fiscal year ended September 30, 2018. The Registrant will conduct a related Webcast conference call today at 4:00 p.m. Central Time. This press release will be posted on the Registrant's web site located at http://www.escotechnologies.com. It can be viewed through the "Investor Relations" page of the web site under the tab "Press Releases," although the Registrant reserves the right to discontinue that availability at any time.
Item 9.01                          Financial Statements and Exhibits
(d)            Exhibits
Exhibit No.	Description of Exhibit

99.1	Press Release dated November 15, 2018
Other Matters
The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 as amended ("Exchange Act") or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.
References to the Registrant's web site address are included in this Form 8-K and the press release only as inactive textual references, and the Registrant does not intend them to be active links to its web site. Information contained on the Registrant's web site does not constitute part of this Form 8-K or the press release.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 15, 2018
                                                                                ESCO TECHNOLOGIES INC.

                                                                                        By:   /s/Gary E. Muenster
                                                                                Gary E. Muenster
                                                                                Executive Vice President
                                                                            and Chief Financial Officer